Exhibit 99.1

TEL 713.627.7474 FAX 713.626.3650 5151 San Felipe, Suite 800 Houston, Texas 77056

FOR IMMEDIATE RELEASE

TPC GROUP REPORTS FIRST QUARTER 2011 FINANCIAL RESULTS

Revenues rose 39% to $556 million from prior year quarter

Adjusted EBITDA increased 77% to $36 million

HOUSTON (Thursday, May 12, 2011) – TPC Group Inc. (NASDAQ:TPCG), a leading producer of value-added products derived from niche petrochemical raw materials such as C4 hydrocarbons, today announced its 2011 first quarter results.

For the first quarter of 2011, the Company generated revenue of $555.6 million, an increase of 39% versus revenue of $400.7 in the prior year quarter. The increase compared to the prior year quarter reflects the positive impact of 27% higher average selling prices due to rising commodity prices across most of our product line portfolio, and a 10% increase in volume due to higher feedstock availability and operational improvements.

Gross profit (revenues less cost of sales) for the quarter was $79.6 million versus $59.7 million a year ago. The year-over-year improvement in gross profit was driven primarily by improving global demand for butadiene. North America market contract prices of butadiene increased throughout the quarter and outpaced feedstock costs due to the pass-through timing of our contracts. Unleaded regular gasoline prices, a marker contained in various business contracts, increased 27% versus a year ago. Gross profit also benefited from higher volume as a result of increased feedstock availability for the C4 Processing Segment. The Company also drove sales growth in the polyisobutylene and propylene derivative product lines.

Net income for the quarter was $11.4 million, or $0.70 per diluted share, compared to net income of $4.1 million, or $0.23 per diluted share, in the prior year quarter. There were no special items recorded in either quarter.

Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization (EBITDA) further adjusted to remove or add back certain items) for the first quarter was $35.5 million compared to $20.1 million for the prior year quarter. The increase in Adjusted EBITDA was primarily a result of year-over-year margin improvement and the impact of higher sales volume. Adjusted EBITDA for the prior year quarter of $20.1 million is revised from the previously reported amount of $19.1 million to include the effect of non-cash stock-based compensation expense and an unrealized gain on a derivative financial instrument. We have concluded that Adjusted EBITDA should not exclude these items as they are normal operating items. Adjusted EBITDA is a non-GAAP financial measure, and a reconciliation of Adjusted EBITDA to Net Income, the most directly comparable GAAP measure, is provided below.

Commenting on the Company’s results, Mike McDonnell, President and CEO, stated, “We achieved record first quarter results by capitalizing on strong market demand across the majority of our product segments, tight supply of certain of our products and higher unleaded gasoline prices. The performance product business segment continues to grow volumes behind the strength of the global fuel and lube additive markets. A portion of the performance products gross profit was muted in the quarter as lags within pricing contracts temporarily limited our ability to pass through rising feedstock costs.”

Business Segments

Results of Operations, C4 Processing Segment

(in millions, unaudited)

	Three Months Ended			Variance
	31-Mar			Explanation
	2011	2010	Var	Volume	Price
Revenue	$434.3	$299.7	45%	10%	35%
Gross Profit	58.0	39.3	48%
Adj. EBITDA	30.6	14.7	109%

•

Revenue of the C4 Processing Segment increased by $134.6 million or 45%. The 2011 first quarter revenue increase was driven primarily by rising prices and increased volume in almost all product lines, both as a result of growing global demand from our customers and structurally tight supply due to ethylene steam crackers processing lighter feedstocks.

•

Gross profits and Adjusted EBITDA improvements for the 2011 first quarter were due to higher margins, volume increases, and an inventory benefit. The positive impact of lower cost inventory coming into the quarter was $8.2 million versus $4.1 million a year ago. The cash investment in higher value inventory benefited gross profit in a rising price environment.

Results of Operations, Performance Products Segment

(in millions, unaudited)

	Three Months Ended			Variance
	31-Mar			Explanation
	2011	2010	Var	Volume	Price
Revenue	$121.3	$101.0	20%	10%	10%
Gross Profit	21.6	20.4	6%
Adj. EBITDA	11.6	11.4	2%

•

Revenue of the Performance Products Segment increased by $20.3 million or 20%. The 2011 first quarter revenue increase was equally driven by increased average selling price and increased volume. Butane prices, a major pricing component within the segment, were up 15% year-on-year. Refinery grade propylene prices were up 26% year-on-year, impacting our propylene derivative product line. Volume growth of 10% resulted in part from increases in the polyisobutylene and propylene derivative product lines.

•

Gross profit and Adjusted EBITDA improvements for the 2011 first quarter were due to higher margins, primarily in the polyisobutylene product line. While polyisobutylene performed well year-over-year, sequential gross profit was down due to a lag between increasing feedstocks and the realization of product selling prices. The Company recently launched price increases in its non-contract isobutylene derivatives business in conjunction with rising feedstock costs.

Liquidity and Capital Resources

Net cash flow for the quarter was a negative $24.1 million. The use of cash reflects the higher value of butadiene and gasoline prices in the current favorable market and is expected to continue through the second quarter. Cash used by operating activities was $19.8 million as rising prices increased inventory values and accounts receivable rose faster than accounts payable. The increase in inventory value was driven by a seasonal increase of 21% in volume, as days in inventory rose from 19 to 22, and the impact of price. The increase in accounts receivable was entirely driven by increased product prices as days sales outstanding declined from 33 to 32 days from the quarter ending December 31, 2010. Capital expenditures were $8.0 million and the Company continues to anticipate spending $35-$50 million during 2011. Cash provided by financing activities was $3.7 million. During the quarter the Company repurchased 282,532 shares at a cost of $7.8 million as part of the $30 million authorized share repurchase program. The Company ended the quarter with $61.5 million in cash.

Outlook

“While crude C4 supplies have been constrained due to light cracking, limiting our volume growth in our C4 processing segment in the near term, we expect to continue to see strong demand and pricing fundamentals in this segment, particularly in demand for synthetic rubber and polyethylene,” commented Mr. McDonnell. “As an illustration of the strong pricing environment, the April price for butadiene in North America increased $0.17 per pound from March, and the May contract has settled at $1.41 a pound, up $0.20 per pound or 17% from April. Unleaded regular gasoline has shown recent volatility, but should remain strong into the summer months.

“Performance products volumes are expected to be similar to the first quarter while margins could continue to be challenged by rising prices and lagging contracts. We continue to pursue feedstock cost and selling price alignment within the segment as contracts allow.

“Longer term, we expect many of the favorable market fundaments to continue as we drive the long-term growth and profit potential of the company, and we are encouraged to see a number of recent announcements for increased steam cracker capacity on the expected strength of North American natural gas liquids economics.”

Conference Call

Management will discuss the Company’s quarterly results during a conference call and webcast at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on Friday, May 13, 2011. To listen to the call, dial (877) 415-4081 or internationally at (708) 290-1135 at least 10 minutes prior to the start time and ask for the TPC Group call. Additionally, participants may access live the webcast and related presentation materials from the Investors / Events and Presentations page of the Company’s website at www.tpcgrp.com.

For those unable to listen to the live call, a replay will be available through May 27, 2011 by calling (800) 642-1687 and conference ID, 61764433. Also, an archive of the webcast will be available shortly after the call on the Company’s website.

About TPC Group

TPC Group Inc. is a leading producer of value-added products derived from niche petrochemical raw materials such as C4 hydrocarbons. The Company sells its products into a wide range of performance, specialty and intermediate markets, including synthetic rubber, fuels, lubricant additives, plastics and surfactants. Headquartered in Houston, Texas, and with an operating history of over 68 years, the Company has manufacturing facilities in the industrial corridor adjacent to the Houston Ship Channel, Port Neches and Baytown, Texas and operates a product terminal in Lake Charles, Louisiana. For more information, visit the Company’s website at http://www.tpcgrp.com.

Cautionary Information Regarding Forward-Looking Statements

Certain statements in this news release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include assumptions, expectations, predictions, intentions or beliefs about future events, particularly statements that may relate to future operating results, existing and expected competition, financing sources and availability, potential returns of capital to stockholders, the effects of seasonality and plans related to strategic alternatives or future expansion activities and capital expenditures. Although TPC Group believes that such statements are based on reasonable assumptions, no assurance can be given that such statements will prove to have been correct. A number of factors could cause actual results to vary materially from those expressed or implied in any forward-looking statements, including risks and uncertainties such as volatility in the petrochemicals industry, limitations on the Company’s access to capital, the effects of competition, leverage and debt service, general economic conditions, litigation and governmental investigations, and extensive environmental, health and safety laws and regulations. More information about the risks and uncertainties relating to TPC Group and the forward-looking statements are found in the Company’s SEC filings, including the Transition Report on Form 10-K, which are available free of charge on the SEC’s website at http://www.sec.gov. TPC Group expressly disclaims any obligation to update any forward-looking statements contained in this news release to reflect events or circumstances that may arise after the date of this release, except as otherwise required by applicable law.

Investor Relations
Contact:	Scott Phipps
Email:	scott.phipps@tpcgrp.com
Phone:	713-475-5294

Contact:	Miguel Desdin
Email:	miguel.desdin@tpcgrp.com
Phone:	713-627-7474

Media Relations
Contact:	Sara Cronin
Email:	sara.cronin@tpcgrp.com
Phone:	713-627-7474

- tables to follow –

TPC GROUP INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	March 31,	December 31,
	2011	2010
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$61.5	$85.6
Trade accounts receivable	231.1	177.1
Inventories	133.9	89.3
Other current assets	22.3	24.1

Total current assets	448.8	376.1

Property, plant and equipment, net	482.5	484.5
Investment in limited partnership	2.6	2.7
Intangible assets, net	5.9	6.0
Other assets, net	43.5	42.9

Total assets	$983.3	$912.2

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$198.4	$150.0
Accrued liabilities	38.1	30.9

Total current liabilities	236.5	180.9

Long-term debt	358.9	347.8
Deferred income taxes	117.9	117.9

Total liabilities	713.3	646.6

Stockholders’ equity	270.0	265.6

Total liabilities and stockholders’ equity	$983.3	$912.2

TPC GROUP INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited) (In millions, except per share amounts)

	Three Months Ended
	March 31,		December 31,
	2011	2010	2010
Revenue	$555.6	$400.7	$486.1
Cost of sales	476.0	341.0	426.9

Gross profit	79.6	59.7	59.2

Operating expenses	37.5	33.7	34.2
General and administrative expenses	7.1	7.5	6.7
Depreciation and amortization	10.0	9.8	9.9

Income from operations	25.0	8.7	8.4

Other (income) expense
Interest expense, net	8.4	3.5	11.1
Unrealized loss (gain) on derivatives	—	(1.0)	—
Other, net	(0.5)	(0.5)	(0.4)

Income (loss) before income taxes	17.1	6.7	(2.3)

Income tax expense (benefit)	5.7	2.7	(1.6)

Net income (loss)	$11.4	$4.1	$(0.7)

Earnings per share:
Basic	$0.70	$0.23	$(0.04)
Diluted	0.70	0.23	(0.04)

Weighted average shares outstanding:
Basic	16.2	18.0	18.3
Diluted	16.3	18.0	18.3

TPC GROUP INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited) (In millions)

	Three Months Ended
	March 31,		December 31,
	2011	2010	2010

Cash flows from operating activities	$(19.8)	$30.9	$52.1

Cash flows from investing activities
Capital expenditures	(8.0)	(1.8)	(11.1)

	(8.0)	(1.8)	(11.1)
Cash flows from financing activities
Proceeds from senior secured notes issue	—	—	347.7
Repayments on term loans	—	(0.7)	(268.8)
Net payments on revolving credit facility borrowings	11.0	(0.4)	—
Net proceeds from (payments on) insurance debt	—	(2.2)	—
Exercise of stock options	0.5	—	—
Repurchase of common stock	(7.8)	—	(62.5)
Other financing activity outflows	—	—	(6.4)

	3.7	(3.3)	10.0

Increase (decrease) in cash and cash equivalents	(24.1)	25.8	51.0
Cash and cash equivalents at beginning of period	85.6	0.4	34.6

Cash and cash equivalents at end of period	$61.5	$26.2	$85.6

TPC GROUP INC.

BUSINESS SEGMENT INFORMATION

(Unaudited) (In millions)

	Three Months Ended
	March 31,		December 31,
	2011	2010	2010
Sales volumes (lbs) (1)
C4 Processing	581.2	531.0	597.2
Performance Products	169.5	153.7	141.0

	750.7	684.7	738.2

Revenues
C4 Processing	$434.3	$299.7	$394.6
Performance Products	121.3	101.0	91.5

	$555.6	$400.7	$486.1

Cost of Sales (2):
C4 Processing	$376.3	$260.4	$354.4
Performance Products	99.7	80.6	72.5

	$476.0	$341.0	$426.9

Adjusted EBITDA—as previously defined (3):
C4 Processing	$30.6	$14.7	$15.7
Performance Products	11.6	11.4	9.2
Corporate	(6.4)	(7.0)	(5.9)

	$35.8	$19.1	$19.0

Adjusted EBITDA- current definition (3):
C4 Processing	$30.6	$14.7	$15.7
Performance Products	11.6	11.4	9.2
Corporate	(6.7)	(6.0)	(6.2)

	$35.5	$20.1	$18.7

1)	Sales volumes represent product sales volumes only and do not include volumes of products delivered under tolling or similar arrangements, in which we do not purchase the raw materials, but process raw materials for another party for a specified fee.

2)	Does not include depreciation and amortization expense.

3)	See next page for further discussion of Adjusted EBITDA and the revision of previously reported amounts for the prior year period.

TPC GROUP INC.

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME

(Unaudited) (In millions)

Adjusted EBITDA is not a measure computed in accordance with US GAAP. A non-US GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with US GAAP in the statements of operations, balance sheets, or statements of cash flows (or equivalent statements); or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measures so calculated and presented.

Adjusted EBITDA is presented and discussed in this news release because management believes it enhances understanding by investors and lenders of the Company’s operating performance. Since Adjusted EBITDA is not a measure computed in accordance with US GAAP, it does not represent cash flow from operations, nor is it intended to be presented herein as a substitute to operating income or net income as indicators of the Company’s operating performance. Adjusted EBITDA is the primary performance measurement used by our senior management and our Board of Directors to evaluate operating results and to allocate capital resources between our business segments.

We calculate Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization (EBITDA), which is then adjusted to remove or add back certain items. The items removed or added back have historically consisted of items we consider to be non-recurring in nature and which we believe distort comparability between periods, as well as certain non-cash items such as stock-based compensation and unrealized gains and losses on derivative financial instruments. As indicated in the table below, during the first quarter of 2011 we revised previously reported Adjusted EBITDA to no longer remove the effect of non-cash stock-based compensation and unrealized gains and losses on derivative financial instruments, because they are recurring in nature. As shown below in the reconciliation of Adjusted EBITDA to Net Income, the US GAAP measure most directly comparable to Adjusted EBITDA, under the revised definition of Adjusted EBITDA, there were no adjustments to EBITDA for the quarters ended March 31, 2011 and 2010. Our calculation of Adjusted EBITDA may be different from calculations used by other companies; therefore, it may not be comparable to other companies.

	Three Months Ended
	March 31,		December 31,
	2011	2010	2010
Net income (loss)	$11.4	$4.1	$(0.7)
Income tax expense (benefit)	5.7	2.7	(1.6)
Interest expense, net	8.4	3.5	11.1
Depreciation and amortization	10.0	9.8	9.9

EBITDA	35.5	20.1	18.7
Non-cash stock-based compensation	0.3	0.1	0.3
Unrealized (gain) loss on derivatives	—	(1.0)	—

Adjusted EBITDA—as previously defined	35.8	19.1	$19.0

Non-cash stock-based compensation	(0.3)	(0.1)	(0.3)
Unrealized (gain) loss on derivatives	—	1.0	—

Adjusted EBITDA—current definition	$35.5	$20.1	$18.7

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